Exhibit 1.1

English translation of the Notice of the Extraordinary General Meeting of Shareholders (including, without limitation, attached documents sent to ordinary shareholders) for reference purposes only.

Please be advised that ADR holders cannot attend the Extraordinary General Meeting of Shareholders irrespective of other materials (including, without limitation, any voting instruction card) indicating otherwise.

January 15, 2024

Dear Shareholders,

2-2-1 Yaesu, Chuo-ku, Tokyo
Pixie Dust Technologies Inc.
Representative Director COO	Taiichiro Murakami

Notice of convocation of extraordinary general meeting of shareholders

Dear Shareholders,

Thank you very much for your continued support.

We would like to inform you that our Extraordinary General Meeting of Shareholders will be held as follows.

If you are unable to attend the meeting, please review the “Reference documents regarding the solicitation of proxy voting right” below, indicate your approval or disapproval on the enclosed proxy form, affix your seal and return it to us.

In accordance with the provisions of Article 160, Paragraph 2 of the Companies Act, we hereby notify you that, shareholders can request by February 12, 2025 to purchase shares also from you as regards Proposal No.1 and No.2.

Sincerely

Notes

1	Date and Time	Tuesday, February 18, 2025, 9:15 a.m. JST

2	Venue	2-2-1 Yaesu, Chuo-ku, Tokyo Tokyo Midtown Yaesu Yaesu Central Tower 4th floor Tokyo Midtown Yaesu Conference Room A

3	Objectives

Resolutions

	Proposal No. 1 Proposal No. 2 Proposal No. 3 Proposal No. 4	Share purchase (1) Share purchase (2) Reduction of capital and capital reserve Partial amendment of the Articles of Incorporation
The outline of each proposal is provided in the reference documents regarding the solicitation of proxy voting rights.

The End

◎ If you are attending on the day, please take the time to submit the enclosed proxy form at the venue reception.

Attachment

Reference documents regarding solicitation of proxy exercise of voting rights

1.	Solicitor of proxy exercise of voting rights

Pixie Dust Technologies Inc.

Representative Director COO: Taiichiro Murakami

2. Proposals and Reference matters

Proposal No. 1. Share Purchase (1)

Pursuant to the provisions of Article 156, Paragraph 1 and Article 160, Paragraph 1 of the Companies Act, we would like to request your approval to purchase shares as follows.

Please note that THE BANK OF NEW YORK MELLON AS DEPOSITARY BANK FOR DR HOLDERS, a shareholder subject to notice pursuant to Article 158, Paragraph 1 of the Companies Act, is not included in the quorum pursuant to Article 160, Paragraph 4 of the Companies Act and therefore does not have any voting rights with respect to this proposal.

1.	Number of shares to be acquired:	1,200,000 shares (maximum)

2.	Details and total amount of money to be paid in exchange for acquiring the shares
1,200,000 USD (maximum)
(Maximum of USD 1.00 per share)

3.	Period during which shares can be acquired: Within one year from the date of the resolution of the general meeting of shareholders
4.	Specific shareholders who give notice pursuant to Article 158, Paragraph 1 of the Companies Act
THE BANK OF NEW YORK MELLON AS DEPOSITARY BANK FOR DR HOLDERS

Proposal No. 2: Share Purchase (2)

Pursuant to the provisions of Article 156, Paragraph 1 and Article 160, Paragraph 1 of the Companies Act, we would like to request your approval to purchase shares as follows.

Please note that INCJ, Ltd., a shareholder subject to notice pursuant to Article 158, Paragraph 1 of the Companies Act, is not included in the quorum pursuant to Article 160, Paragraph 4 of the Companies Act and therefore does not have any voting rights with respect to this proposal.

1.	Number of shares to be acquired:	900,000 shares (maximum)

2.	Details and total amount of money to be paid in exchange for acquiring the shares
129,600,000 Yen (maximum)
(Maximum: 144 Yen per share)

3.	Period during which shares can be acquired: Within one year from the date of the resolution of the general meeting of shareholders

4.	Specific shareholders who give notice pursuant to Article 158, Paragraph 1 of the Companies Act
INCJ, Ltd.

Proposal No. 3: Reduction of capital and capital reserve

We would like to request your approval to reduce the amount of our capital and capital reserve as follows.

(1) Reduction of capital reserve

1.	Amount of capital reserve to be reduced:	The amount of capital reserve will be reduced by 8,172,521,165 JPY, and the entire amount of the reduction in capital reserve will be recognized as other capital surplus.

2.	The date on which the reduction in the amount of capital reserve takes effect December 10, 2024

(2) Reduction of capital and capital reserve

1.	Amount of capital and capital reserve to be reduced:	In case shares are issued on the condition that payment date or payment period fall on between February 19, 2025 and March 31, 2025, the amount of capital and capital reserve shall be reduced by the same amount increasing simultaneously with that new shares issuance, and the entire amount of the reduction in capital and capital reserve will be recognized as other capital surplus.

2.	The date on which the reduction in the amount of capital and capital reserve takes effect March 31, 2025

Proposal No. 4: Partial Amendment to the Articles of Incorporation

To raise capital through issuance of preferred shares, we would like to request your approval to amend our articles of incorporation.

(The underlined parts are the changes.)

Current Articles of Incorporation	Proposed changes
(Total Numbers of Shares Issuable) Article 6 The total number of shares issuable by the Company shall be 52,142,400 shares.

(Total Numbers of Shares Issuable)

Article 6　 The total number of shares issuable by the Company shall be 52,142,400, of which the total number of classes of common shares issuable by the Company shall be 52,142,400 shares, the total number of classes of Class D1 Preferred Shares issuable by the Company shall be 2 shares, the total number of classes of Class D2 Preferred Shares issuable by the Company shall be 10,000,000 shares, and the total number of classes of Class D3 Preferred Shares issuable by the Company shall be 5,000,000 shares.

<Newly created>	Chapter 2-2 Classes of Shares

<Newly created>

(Dividends)

Article 9-2

1. When the Company pays dividends from surplus, it shall pay dividends to shareholders who hold Class D1 Preferred Shares (hereinafter referred to as the “Class D1 Preferred Shareholders”) or registered pledgees of Class D1 Preferred Shares (hereinafter referred to as the “Registered Class D1 Preferred Share Pledgees” and collectively with the Class D1 Preferred Shareholders, “Class D1 Preferred Shareholders, etc.”) who are listed or recorded in the final shareholder register on the record date for such dividends, prior to shareholders who hold common shares (hereinafter referred to as the “Common Shareholders”) or registered pledgees of common shares (hereinafter referred to as the “Registered Common Share Pledgees” and collectively with the Common Shareholders, “Common Shareholders, etc.”), shareholders who hold Class D2 Preferred Shares (hereinafter referred to as the “Class D2 Preferred Shareholders”) or registered pledgees of Class D2 Preferred Shares (hereinafter referred to as the “Registered Class D2 Preferred Share Pledgees” and collectively with the Class D2 Preferred Shareholders, “Class D2 Preferred Shareholders, etc.”), and shareholders who hold Class D3 Preferred Shares (hereinafter referred to as the “Class D3 Preferred Shareholders”) or registered pledgees of Class D3 Preferred Shares (hereinafter referred to as the “Registered Class D3 Preferred Share Pledgees” and collectively with the Class D3 Preferred Shareholders, “Class D3 Preferred Shareholders, etc.”), an amount equal to the Class D1 Payment Amount set forth in Article 9-3, Paragraph 2 multiplied by an annual rate of 1.03% for each Class D1 Preferred Shares on daily pro-rata calculation basis, from the first day of the fiscal year to which the relevant record date belongs (including that day, however, if a payment for the offered Class D1 Preferred Shares is made during that fiscal year, the date on which such payment is made (including that day). ) to the relevant record date (including that date), based on a 365-day year (however, if the calculation results in a fraction less than 1 yen, such fraction will be rounded down to the nearest yen) (hereinafter referred to as the “D1 Preferred Dividend”). However, if Class D1 Preferred Dividends have already been paid to Class D1 Preferred Shareholders, etc. with a record date that is a day belonging to the relevant fiscal year, the cumulated amount shall be deducted by from such Class D1 Preferred Dividends.

2. Even if the amount of dividends from surplus per Class D1 Preferred Shares paid to Class D1 Preferred Shareholders, etc. in a fiscal year does not reach the amount obtained by multiplying the Class D1 Paid-in Amount set forth in Article 9-3, Paragraph 2 by 1.03% per annum, the shortfall will not be accumulated in the following fiscal year or thereafter.

3. No dividends of surplus shall be paid to Class D1 Preferred Shareholders, etc. in the same fiscal year in excess of the amount set forth in Paragraph 1.

<Newly created>

Article 9-3 (Distribution of residual assets)

1. When distributing residual assets, the Company shall distribute to the Class D1 Preferred Shareholders, etc., Class D2 Preferred Shareholders, etc. and Class D3 Preferred Shareholders, etc., in the same order of priority and prior to Common Shareholders, etc., as follows: (i) to the Class D1 Preferred Shareholders, etc., an amount equivalent to the Class D1 Paid-in Amount set forth in the following paragraph (the “Class D1 Preferred Residual Assets Distribution Amount”) per Class D1 Preferred Share; (ii) to the Class D2 Preferred Shareholders, etc., an amount equivalent to the Class D2 Paid-in Amount set forth in Paragraph 3 (the “Class D2 Preferred Residual Assets Distribution Amount”) per Class D2 Preferred Share; and (iii) to the Class D3 Preferred Shareholders, etc., an amount equivalent to the Class D3 Paid-in Amount set forth in Paragraph 4 (the “Class D3 Preferred Residual Assets Distribution Amount”) per Class D3 Preferred Share. However, if the amount obtained by multiplying the Class D1 Payment Amount, Class D2 Payment Amount and Class D3 Payment Amount at the time the Company distributes its residual assets by the number of issued Class D1 Preferred Shares (the “Number of Issued Shares” means the total number of issued shares of a certain type of stock less the number of shares of that type held by the Company; the same applies hereinafter), the number of issued Class D2 Preferred Shares and the number of issued Class D3 Preferred Shares exceeds the total amount of the residual assets, the Class D1 Preferred Residual Asset Distribution Amount, Class D2 Preferred Residual Asset Distribution Amount and Class D3 Preferred Residual Asset Distribution Amount shall be distributed in accordance with the respective proportions of the Class D1 Preferred Residual Asset Distribution Amount, Class D2 Preferred Residual Asset Distribution Amount and Class D3 Preferred Residual Asset Distribution Amount to the total amount of the Class D1 Preferred Residual Asset Distribution Amount and Class D2 Preferred Residual Asset Distribution Amount (if any fraction less than 1 yen results from the calculation, such fraction shall be rounded down).

2. The Class D1 Paid-in Amount is as follows:

(1) The Class D1 Paid-in Amount shall be the payment amount for the offered D1 Preferred Shares.

(2) In the event that the Company splits or consolidates Class D1 Preferred Shares, or allots shares without contribution, the Class D1 Paid-in Amount shall be adjusted according to the following formula. If the adjustment results in a fraction less than 1 yen, the fraction shall be rounded to the nearest yen.

After adjustment Class D1 Paid-in Amount	＝	Before adjustment Class D1 Paid-in Amount	×	Before stock split, consolidation, and share allotment without contribution Number of issued Class D1 preferred shares
After stock split, consolidation, and share allotment without contribution Number of issued Class D1 preferred shares

The adjusted Class D1 Paid-in Amount shall be applied from the day after the record date for the stock split in the case of a stock split, and from the effective date of the stock consolidation or share allotment without contribution in the case of a stock consolidation or share allotment without contribution (if a record date for the stock consolidation or share allotment without contribution is specified, the day after such record date).

(3) In the event of any other event similar to (2) above occurs, Class D1 Paid-in Amount shall be appropriately adjusted by a resolution of the Board of Directors.

3. The Class D2 Paid-in Amount is as follows:

(1) The Class D2 Paid-in Amount shall be a price determined by the Company’s board of directors referring to the value of the Company’s shares calculated by a third-party valuation institution.

(2) In the event that the Company splits or consolidates Class D2 Preferred Shares, or allots shares without contribution, the Class D2 Paid-in Amount shall be adjusted according to the following formula. If the adjustment results in a fraction less than 1 yen, the fraction shall be rounded to the nearest yen.

After adjustment Class D2 Paid-in Amount	＝	Before adjustment Class D2 Paid-in Amount	×	Before stock split, consolidation, and share allotment without contribution Number of issued Class D2 preferred shares
After stock split, consolidation, and share allotment without contribution Number of issued Class D2 preferred shares

The adjusted Class D2 Paid-in Amount shall be applied from the day after the record date for the stock split in the case of a stock split, and from the effective date of the stock consolidation or share allotment without contribution in the case of a stock consolidation or share allotment without contribution (if a record date for the stock consolidation or share allotment without contribution is specified, the day after such record date).

(3) In the event of any other event similar to (2) above occurs, Class D2 Paid-in Amount shall be appropriately adjusted by a resolution of the Board of Directors.

4. The Class D3 Paid-in Amount is as follows:

(1) The Class D3 Paid-in Amount shall be the payment amount for the offered D3 Preferred Shares.

(2) In the event that the Company splits or consolidates Class D3 Preferred Shares, or allots shares without contribution, the Class D3 Paid-in Amount shall be adjusted according to the following formula. If the adjustment results in a fraction less than 1 yen, the fraction shall be rounded to the nearest yen.

After adjustment Class D3 Paid-in Amount	＝	Before adjustment Class D3 Paid-in Amount	×	Before stock split, consolidation, and share allotment without contribution Number of issued Class D3 preferred shares
After stock split, consolidation, and share allotment without contribution Number of issued Class D3 preferred shares

The adjusted Class D3 Paid-in Amount shall be applied from the day after the record date for the stock split in the case of a stock split, and from the effective date of the stock consolidation or share allotment without contribution in the case of a stock consolidation or share allotment without contribution (if a record date for the stock consolidation or share allotment without contribution is specified, the day after such record date).

(3) In the event of any other event similar to (2) above occurs, Class D3 Paid-in Amount shall be appropriately adjusted by a resolution of the Board of Directors.

5. Other than as provided for in Paragraph 1, no distribution of residual assets shall be made to the Class D1 Preferred Shareholders, etc., Class D2 Preferred Shareholders, etc. and Class D3 Preferred Shareholders, etc.

<Newly created>

(Voting rights)

Article 9-4

1. Class D1 Preferred Shareholders shall not have voting rights at the General Meeting of Shareholders, unless otherwise provided for by laws.

2. The Class D2 Preferred Shareholders shall have one voting right per Class D2 Preferred Share at the Company’s general shareholders’ meeting and at the class shareholders’ meeting of which the Class D2 Preferred Shareholders are members.

3. The Class D3 Preferred Shareholders shall have one voting right per Class D3 Preferred Share at the Company’s general shareholders’ meeting and at the class shareholders’ meeting of which the Class D3 Preferred Shareholders are members.

<Newly created>

(Conversion right in exchange for Class D2 Preferred Shares)

Article 9-5

1. Class D1 Preferred Shareholders may, at any time on or after March 20, 2025, in accordance with laws and regulations and under the conditions set forth in the following paragraph, convert (meaning the Company acquiring a certain type of Shares, etc. (meaning shares, stock acquisition rights, bonds with stock acquisition rights, and other securities or rights that may enable the request or acquisition of shares; the same applies hereinafter) in exchange for the delivery of another type of Shares, etc. of the Company. Same as below. ) all or a part of their Class D1 Preferred Shares into Class D2 Preferred Shares of the Company.

2. The terms of conversion of the Class D1 Preferred Shares shall be as follows:

(1) Number of Class D2 Preferred Shares to be issued upon conversion

The number of Class D2 Preferred Shares of the Company to be delivered upon conversion of the Class D1 Preferred Shares will be calculated in accordance with the following formula (the “Class D1 Conversion Number Formula”). However, if the calculation results in a fractional share of less than one share, that fractional share will be rounded down, and in this case, no payment of money as provided for in Article 167, Paragraph 3 of the Companies Act will be made.

Number of Class D2 Preferred Shares to be issued upon conversion	＝	Class D1 Paid-in Amount ×Number of D1 Preferred Shares to be Converted
Class D1 conversion price

(2) Class D1 conversion price in the Class D1 Conversion Number Formula

The Class D1 conversion price shall be a price determined by the Company’s board of directors referring to the value of the Company’s shares calculated by a third-party valuation institution.

<Newly created>

(Conversion right in exchange for Ordinary Shares)

Article 9-6

I. Conversion right of Class D2 Preferred Shares in exchange for Common Shares

1. The Class D2 Preferred Shareholders may, at any time after the date on which they become Class D2 Preferred Shareholders, request that all or part of their Class D2 Preferred Shares be converted into common shares of the Company in accordance with laws and regulations and on the conditions set forth in the following paragraph.

2. The terms of conversion of the Class D2 Preferred Shares shall be as follows:

(1) Number of common shares to be issued upon conversion

The number of common shares of the Company to be delivered upon conversion of the Class D2 Preferred Shares shall be calculated in accordance with the following formula (the “Class D2 Conversion Number Formula”). However, if the calculation results in a fractional share of less than one share, that fractional share will be rounded down, and in this case, no payment of money as provided for in Article 167, Paragraph 3 of the Companies Act will be made.

Number of common shares to be issued upon conversion	＝	Class D2 Paid-in Amount ×Number of D2 Preferred Shares to be Converted
Class D2 conversion price

(2) Class D2 conversion price and its adjustment in the Class D2 Conversion Number Formula

(a) The Class D2 conversion price will initially be equal to the Class D2 Paid-in Amount.

(b) After the Class D2 Paid-in Amount is determined, if the Company conducts a stock split or consolidation of its common shares, or allots shares without contribution, the Class D2 conversion price shall be adjusted according to the following formula. If the adjustment results in a fraction less than 1 yen, the fraction will be rounded to the nearest yen.

After adjustment Class D2 conversion price	＝	Before adjustment Class D2 conversion price	×	Before stock split, consolidation, and share allotment without contribution Number of issued common shares
After stock split, consolidation, and share allotment without contribution Number of issued Common shares

The adjusted D2 conversion price will apply in the case of a stock split, from the day after the record date for such stock split, and in the case of a stock consolidation or share allotment without contribution, from the effective date of such stock consolidation or share allotment without contribution (if a record date for the share allotment without contribution is specified, from the day after such record date).

(c) After the Class D2 Paid-in Amount is determined, if any of the following events occurs to the Company, the Class D2 conversion price will be adjusted in accordance with the following formula. In addition, if the adjustment results in a fraction less than 1 yen, the fraction will be rounded to the nearest yen.

After adjustment Class D2 conversion price	＝	Before adjustment Class D2 conversion price	×	Number of shares issued	＋	Number of new shares issued × Paid-in amount/issue price per share
Before adjustment Class D2 conversion price
Number of shares issued + Number of new shares issued

For the purposes of this (c) and II.2.(2)(c), “Number of Shares issued” means the total number of common shares of the Company (excluding those held by the Company) on the assumption that all issued (excluding those held by the Company) shares with put options, shares subject to call, stock acquisition rights (including those attached to bonds with stock acquisition rights; the same applies hereinafter in this paragraph), and other rights or securities that may be converted into or acquire common shares of the Company upon the request of their holders or the Company, or upon the occurrence of certain events (collectively referred to as “Potential Shares, etc.”) (excluding rights or securities for which the number of common shares underlying such rights or securities is not fixed) are converted into common shares of the Company or common shares of the Company are acquired in exchange for such rights or securities at that time. In addition, in the above formula, it refers to the “Number of Shares issued” as of the day before the date on which the adjusted D2 class conversion price is applied.

(ⅰ) In the event that the Company issues common shares (including the disposal of treasury shares; the same applies below) at a price lower than the Class D2 conversion price before the adjustment (excluding, however, (A) the case of a share allotment without contribution, (B) the case of exercise or conversion of dilutive shares, etc., (C) the case of issuance of common shares through a merger, share exchange, share issuance or company split, or (D) the case of sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (demand of sale of shares less than one lot by holders of less than one lot).)

In the case of (i) above, when disposing of treasury shares, “issue price” in the above formula shall be read as “disposal price” and “number of newly issued shares” as “number of treasury shares to be disposed of,” respectively.

The adjusted Class D2 Conversion Price in the case of this (i) will apply from the day after the payment date (if a payment period is set, the last day of that period; the same applies hereinafter in this (c)) or, if a record date for the allotment to shareholders is set, from the day after such record date.

(ⅱ) In the case where shares convertible into common shares of the Company are issued (including the case of share allotment without contribution), the price determined by the directors of the Company as the amount per share of common share of the Company to be delivered upon conversion of such shares is lower than the Class D2 conversion price before the adjustment.

In the case of this (ii), the “Number of new shares issued” in the above formula shall be the number of common shares to be issued if all of the shares to be issued on the application date of the adjustment under this (ii) are converted into common shares, and the “issue price per share” shall be the amount of consideration per common share of the Company to be issued upon conversion of such shares.

The adjusted Class D2 conversion price in the case of (ii) above shall apply from the day after the payment date, or, in the case of share allotment without contribution, from the day after the effective date of such share allotment without contribution (or, if a record date is specified for such share allotment without contribution, from the day after such record date), or, in the case of a shareholder allotment date, from the day after such shareholder allotment date.

(ⅲ) In the case of issuing stock acquisition rights of which underlying assets are common shares or shares convertible into common shares of the Company, or stock acquisition rights of which underlying assets are shares convertible into common shares or shares convertible into common shares of the Company (including the case of stock acquisition rights allotment without contribution), the total amount of the payment amount for each common share of the stock acquisition rights and the value per common share of the assets to be contributed upon the exercise or conversion of the stock acquisition rights is less than the Class D2 conversion price before adjustment (excluding the case where the Company issues stock acquisition rights to directors or employees of the Company or its subsidiaries as incentive remuneration of the Company.

In the case of this (iii), the “Number of new shares issued” in the above formula is the number of common shares to be issued when all of the stock acquisition rights pertaining to the application date of the adjustment under this (iii) are exercised or converted into common shares, and the “issue price per share” is the sum of the payment amount for the stock acquisition rights per common share and the value per common share of the assets to be contributed when the stock acquisition rights are exercised or converted.

The adjusted Class D2 Conversion Price in the case of this (iii) shall apply from the day after the Allotment Date, or, in the case of stock acquisition rights allotment without contribution, from the day after the effective date of such stock acquisition rights allotment without contribution (or, if a record date is specified for such stock acquisition rights allotment without contribution, from the record date), or, if there is a Shareholder Allotment Date, from the day after such Shareholder Allotment Date.

(d) After the Class D2 Paid-in Amount is determined, if any of the events listed below occur, regardless of the occurrence of the events listed in (b) and (c) above, the Company will give prior written notice to the Class D2 Preferred Shareholders, etc. of the occurrence of the event, the adjusted Class D2 conversion price, the application date and other necessary matters, and will adjust the Class D2 conversion price appropriately.

(ⅰ) When an adjustment to the Class D2 conversion price is necessary due to a merger, share exchange, share issuance, share transfer or company division.

(ⅱ) Other than (i) above, when an event occurs that causes a change or the possibility of a change in the number of issued shares of the Company’s common shares, requiring the adjustment of the Class D2 conversion price.

(ⅲ) When the conversion period for shares convertible into common shares of the Company expires. However, this does not apply if all of the shares have been converted.

(ⅳ) When the exercise period during which common shares of the Company can be issued by exercising stock acquisition rights that are convertible into common shares of the Company or shares convertible into common shares, or stock acquisition rights that are convertible into common shares or shares convertible into common shares, has expired. However, this does not apply if all of the stock acquisition rights have been exercised.

(3) In case Class D2 conversion price is not adjusted

Notwithstanding the provisions of the preceding paragraph (2), if the Class D2 Preferred Shareholders who hold two-thirds of the issued Class D2 Preferred Shares agree in writing that no adjustment is required, no adjustment of the Class D2 conversion price will be made.

II. Conversion right of Class D3 Preferred Shares in exchange for Common Shares

1. The Class D3 Preferred Shareholders may, at any time after the date on which they become Class D3 Preferred Shareholders, request that all or part of their Class D3 Preferred Shares be converted into common shares of the Company in accordance with laws and regulations and on the conditions set forth in the following paragraph.

2. The terms of conversion of the Class D3 Preferred Shares shall be as follows:

(1) Number of common shares to be issued upon conversion

The number of common shares of the Company to be delivered upon conversion of the Class D3 Preferred Shares shall be calculated in accordance with the following formula (the “Class D3 Conversion Number Formula”). However, if the calculation results in a fractional share of less than one share, that fractional share will be rounded down, and in this case, no payment of money as provided for in Article 167, Paragraph 3 of the Companies Act will be made.

Number of common shares to be issued upon conversion	＝	Class D3 Paid-in Amount ×Number of D3 Preferred Shares to be Converted
Class D3 conversion price

(2) Class D3 conversion price and its adjustment in the Class D3 Conversion Number Formula

(a) The Class D3 conversion price will initially be equal to the Class D3 Paid-in Amount.

(b) After the Class D3 Paid-in Amount is determined, if the Company conducts a stock split or consolidation of its common shares, or allots shares without contribution, the Class D3 conversion price shall be adjusted according to the following formula. If the adjustment results in a fraction less than 1 yen, the fraction will be rounded to the nearest yen.

After adjustment Class D3 conversion price	＝	Before adjustment Class D3 conversion price	×	Before stock split, consolidation, and share allotment without contribution Number of issued common shares
After stock split, consolidation, and share allotment without contribution Number of issued Common shares

The adjusted D3 conversion price will apply in the case of a stock split, from the day after the record date for such stock split, and in the case of a stock consolidation or share allotment without contribution, from the effective date of such stock consolidation or share allotment without contribution (if a record date for the share allotment without contribution is specified, from the day after such record date).

(c) After the Class D3 Paid-in Amount is determined, if any of the following events occurs to the Company, the Class D3 conversion price will be adjusted in accordance with the following formula. In addition, if the adjustment results in a fraction less than 1 yen, the fraction will be rounded to the nearest yen.

After adjustment Class D3 conversion price	＝	Before adjustment Class D3 conversion price	×	Number of shares issued	＋	Number of new shares issued × Paid-in amount/issue price per share
Before adjustment Class D3 conversion price
Number of shares issued + Number of new shares issued

In the above formula, the “Number of Shares issued” means the “Number of Shares issued” as of the day before the date on which the adjusted D3 Class conversion price is applied.

(ⅰ) In the event that the Company issues common shares (including the disposal of treasury shares; the same applies below) at a price lower than the Class D3 conversion price before the adjustment (excluding, however, (A) the case of a share allotment without contribution, (B) the case of exercise or conversion of dilutive shares, etc., (C) the case of issuance of common shares through a merger, share exchange, share issuance or company split, or (D) the case of sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (demand of sale of shares less than one lot by holders of less than one lot).)

In the case of (i) above, when disposing of treasury shares, “issue price” in the above formula shall be read as “disposal price” and “number of newly issued shares” as “number of treasury shares to be disposed of,” respectively.

The adjusted Class D3 Conversion Price in the case of this (i) will apply from the day after the payment date (if a payment period is set, the last day of that period; the same applies hereinafter in this (c)) or, if a record date for the allotment to shareholders is set, from the day after such record date.

(ⅱ) In the case where shares convertible into common shares of the Company are issued (including the case of share allotment without contribution), the price determined by the directors of the Company as the amount per share of common share of the Company to be delivered upon conversion of such shares is lower than the Class D3 conversion price before the adjustment.

In the case of this (ii), the “Number of new shares issued” in the above formula shall be the number of common shares to be issued if all of the shares to be issued on the application date of the adjustment under this (ii) are converted into common shares, and the “issue price per share” shall be the amount of consideration per common share of the Company to be issued upon conversion of such shares.

The adjusted Class D3 conversion price in the case of (ii) above shall apply from the day after the payment date, or, in the case of share allotment without contribution, from the day after the effective date of such share allotment without contribution (or, if a record date is specified for such share allotment without contribution, from the day after such record date), or, in the case of a shareholder allotment date, from the day after such shareholder allotment date.

(ⅲ) In the case of issuing stock acquisition rights of which underlying assets are common shares or shares convertible into common shares of the Company, or stock acquisition rights of which underlying assets are shares convertible into common shares or shares convertible into common shares of the Company (including the case of stock acquisition rights allotment without contribution), the total amount of the payment amount for each common share of the stock acquisition rights and the value per common share of the assets to be contributed upon the exercise or conversion of the stock acquisition rights is less than the Class D3 conversion price before adjustment (excluding the case where the Company issues stock acquisition rights to directors or employees of the Company or its subsidiaries as incentive remuneration of the Company.

In the case of this (iii), the “Number of new shares issued” in the above formula is the number of common shares to be issued when all of the stock acquisition rights pertaining to the application date of the adjustment under this (iii) are exercised or converted into common shares, and the “issue price per share” is the sum of the payment amount for the stock acquisition rights per common share and the value per common share of the assets to be contributed when the stock acquisition rights are exercised or converted.

The adjusted Class D3 Conversion Price in the case of this (iii) shall apply from the day after the Allotment Date, or, in the case of stock acquisition rights allotment without contribution, from the day after the effective date of such stock acquisition rights allotment without contribution (or, if a record date is specified for such stock acquisition rights allotment without contribution, from the record date), or, if there is a Shareholder Allotment Date, from the day after such Shareholder Allotment Date.

(d) After the Class D3 Paid-in Amount is determined, if any of the events listed below occur, regardless of the occurrence of the events listed in (b) and (c) above, the Company will give prior written notice to the Class D3 Preferred Shareholders, etc. of the occurrence of the event, the adjusted Class D3 conversion price, the application date and other necessary matters, and will adjust the Class D3 conversion price appropriately.

(ⅰ) When an adjustment to the Class D3 conversion price is necessary due to a merger, share exchange, share issuance, share transfer or company division.

(ⅱ) Other than (i) above, when an event occurs that causes a change or the possibility of a change in the number of issued shares of the Company’s common shares, requiring the adjustment of the Class D3 conversion price.

(ⅲ) When the conversion period for shares convertible into common shares of the Company expires. However, this does not apply if all of the shares have been converted.

(ⅳ) When the exercise period during which common shares of the Company can be issued by exercising stock acquisition rights that are convertible into common shares of the Company or shares convertible into common shares, or stock acquisition rights that are convertible into common shares or shares convertible into common shares, has expired. However, this does not apply if all of the stock acquisition rights have been exercised.

(3) In case Class D3 conversion price is not adjusted

Notwithstanding the provisions of the preceding paragraph (2), if the Class D3 Preferred Shareholders who hold two-thirds of the issued Class D3 Preferred Shares agree in writing that no adjustment is required, no adjustment of the Class D3 conversion price will be made.

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(Put Option)

Article 9-7

Only after August 1, 2025, Class D1 Preferred Shareholders may request that the Company acquire all of the Class D1 Preferred Shares they hold at an amount equal to the Class D1 Paid-in Amount per Class D1 Preferred Share, within the scope of the distributable amount set out in Article 461 of the Companies Act, and the Company will deliver such money in exchange for such acquisition (such request is hereinafter referred to as the “Redemption Request”).

<Newly created>

(Mandatory conversion)

Article 9-8

In the event that the Company makes an institutional decision to apply for listing of its common shares to a stock exchange (including those outside Japan) and receives a request from the lead underwriter for such listing to convert the Class D2 Preferred Shares and Class D3 Preferred Shares, the Company may convert all of the Class D2 Preferred Shares and Class D3 Preferred Shares into common shares of the Company on a date to be determined by resolution of the Board of Directors. The number of common shares to be delivered to the Class D2 Preferred Shareholders and Class D3 Preferred Shareholders upon such conversion and other terms and conditions shall be governed mutatis mutandis by the provisions of Article 9-6.

<Newly created>

(Restrictions on Transfer)

Article 9-9

The acquisition of Class D1 Preferred Shares, Class D2 Preferred Shares or Class D3 Preferred Shares through transfer requires the approval of the Company’s Board of Directors.

<Newly created>

(Stock split, consolidation, etc.)

Article 9-10

1. In the event that the Company splits or consolidates its shares, it will split or consolidate the Class D1 Preferred Stock, Class D2 Preferred Stock and Class D3 Preferred Stock at the same time and in the same proportions as the common stock.

2. When the Company grants to shareholders the right to receive an allotment of offered shares or the right to receive an allotment of offered stock acquisition rights, the Company shall grant to Common Shareholders the right to receive an allotment of common shares or stock acquisition rights underlying common shares, to Class D1 Preferred Shareholders the right to receive an allotment of Class D1 Preferred shares or stock acquisition rights underlying Class D1 Preferred shares, to Class D2 Preferred Shareholders the right to receive an allotment of Class D2 Preferred shares or stock acquisition rights underlying Class D2 Preferred shares, and to Class D3 Preferred Shareholders the right to receive an allotment of Class D3 Preferred shares or stock acquisition rights underlying Class D3 Preferred shares, all at the same time and in the same proportion (including, in the case of stock acquisition rights, making the ratio of the number of shares which are the object of the exercise of the rights substantially the same).

3. When the Company makes a share allotment without contribution or a stock acquisition rights allotment without contribution, the Company will make a share allotment without contribution or a stock acquisition rights allotment without contribution underlying common shares to Common Shareholders, a share allotment without contribution of Class D1 Preferred Shares or a stock acquisition rights allotment without contribution underlying Class D1 Preferred Shares to Class D1 Preferred Shareholders, a share allotment without contribution of Class D2 Preferred Shares or a stock acquisition rights allotment without contribution underlying Class D2 Preferred Shares to Class D2 Preferred Shareholders, and a share allotment without contribution of Class D3 Preferred Shares or a stock acquisition rights allotment without contribution underlying Class D3 Preferred Shares to Class D3 Preferred Shareholders, all at the same time and in the same proportions (including making the ratio of the number of shares to be exercised of stock acquisition rights substantially the same).

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(Exclusion of Resolutions at General Meetings of Class Shareholders)

Article 9-11

1. When the Company takes any action set forth in any item of Article 322, Paragraph 1 of the Companies Act, a resolution of the general meeting of class shareholders consisting of Class D1 Preferred Shareholders, Class D2 Preferred Shareholders and Class D3 Preferred Shareholders pursuant to the provisions of the same Paragraph is not required.

2. When the Company makes decisions regarding the offering of common stock or stock acquisition rights underlying common stock, a resolution of a general meeting of class shareholders consisting of common shareholders pursuant to Article 199, Paragraph 4 or Article 238, Paragraph 4 of the Companies Act is not required.

3. When the Company makes decisions regarding the offering of Class D1 Preferred Shares or stock acquisition rights underlying the Class D1 Preferred Shares, a resolution of a general meeting of class shareholders consisting of the Class D1 Preferred Shareholders pursuant to Article 199, Paragraph 4 or Article 238, Paragraph 4 of the Companies Act is not required.☐

4. When the Company makes decisions regarding the offering of Class D2 Preferred Shares or stock acquisition rights underlying the Class D2 Preferred Shares, a resolution of a general meeting of class shareholders consisting of the Class D2 Preferred Shareholders pursuant to Article 199, Paragraph 4 or Article 238, Paragraph 4 of the Companies Act is not required.

5. When the Company makes decisions regarding the offering of Class D3 Preferred Shares or stock acquisition rights underlying the Class D3 Preferred Shares, a resolution of a general meeting of class shareholders consisting of the Class D3 Preferred Shareholders pursuant to Article 199, Paragraph 4 or Article 238, Paragraph 4 of the Companies Act is not required.